Exhibit 32.1

JAVA EXPRESS, Inc.

Certification Of Principal Executive Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the quarter report of Java Express, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, Mark Burdge hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The quarter report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the quarter report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

November 11, 2011

/s/ Mark Burdge

Mark Burdge

Principal Executive Officer